Exhibit 99.1

FOR IMMEDIATE RELEASE	For Information Contact:
Maryanne Lataif
Vice President, Corporate Communications
Activision, Inc.
(310) 255-2704
mlataif@activision.com

Kristin Southey
Vice President, Investor Relations
Activision, Inc.
(310) 255-2635
ksouthey@activision.com

ACTIVISION ANNOUNCES PRELIMINARY RECORD FISCAL 2007

NET REVENUES AND PROVIDES UPDATE ON OPTION REVIEW

Santa Monica, CA — May 3, 2007 — Activision, Inc. (Nasdaq: ATVI) today announced record preliminary net revenues for the fourth quarter and fiscal year ended March 31, 2007.   The company’s net revenues should be considered preliminary until Activision files its quarterly reports on Form 10-Q for the second and third fiscal 2007 quarters and annual report on Form 10-K for the fiscal year 2007.

For the fiscal year, Activision expects to report record net revenues of $1.51 billion, as compared to net revenues of $1.47 billion for the fiscal year ended March 31, 2006 and the company’s outlook of $1.40 billion.   These results mark 15 consecutive years of revenue growth for Activision and were driven by better-than-expected consumer response to the company’s titles and the strength of the software market overall.

Robert Kotick, Chairman and CEO, commented, “Fiscal 2007 net revenues are expected to be the highest in Activision’s history.  Our results were driven by our proven properties Call of Duty® 3, Marvel™: Ultimate Alliance™ and Tony Hawk’s Project 8™; our successful integration of the RedOctane business and expansion of the Guitar Hero franchise globally; our early leadership position on the next-gen consoles; and the strength of our distribution business.  We ended fiscal 2007 as the #2 U.S. third-party publisher, grew our market share in the U.S. and had two of the top 10 best selling U.S. titles, according to The NPD Group.”

For the fiscal fourth quarter, the company expects to report record net revenues of $313 million, as compared to $188 million for the fourth quarter of last fiscal year and the company’s prior outlook of $200 million.  The company’s fiscal fourth quarter revenues were fueled by Guitar Hero II and Call of Duty 3, as well as better-than-expected performance of the company’s distribution business due to the European launch of the PLAYSTATION® 3.

As of today, Activision is not in a position to provide preliminary GAAP earnings per share as it has not yet determined the company’s fiscal 2007 tax rate, which will be impacted by expenses related to review of its stock option grant practices.  As previously announced, the company believes that its fiscal fourth quarter results will be significantly impacted by higher legal expenses and professional fees relating primarily to its internal review of historical stock option practices, including the special sub-committee review, Nasdaq proceedings, informal SEC inquiry and derivative litigation.

Update Regarding Review of Stock Option Grant Practices

Separately, Activision announced that it expects to record additional non-cash charges for stock-based compensation expenses in prior periods totaling approximately $67 million before taxes from stock options granted over a 13 fiscal year period from 1994 - 2006.  The company hopes to complete its review of historical stock option grants and be in a position to file its restated financial statements and become current with its period filings with the SEC by the end of May 2007.  The company has been granted additional time, beyond the May 9 deadline previously reported, to regain compliance with Nasdaq listing requirements.

Company Outlook

Additionally, Activision reaffirmed its fiscal year 2008 net revenue outlook which is expected to exceed $1.6 billion.  The company expects to provide more detailed guidance on fiscal year 2008, as well as additional financial results of operations for its fiscal fourth quarter and fiscal year ended March 31, 2007 on a conference call which the company plans to host shortly after filing its restated financial statements and becoming current with its period filings with the SEC.

About Activision

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products.  Founded in 1979, Activision posted net revenues of $1.47 billion for the fiscal year ended March 31, 2006.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Scandinavia, Spain, the Netherlands and South Korea.  More information about Activision and its products can be found on the company’s World Wide Web site, which is located at www.activision.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  In this release they are identified by references to dates after the date of this release and words such as “will,” “will be,” “remains,” “to be,” “plans,” “believes”, “may”, “expects,” “intends,” and similar expressions.  These risks and uncertainties include, but are not limited to, a change in the amount of additional stock-based compensation expenses and other additional expenses to be recorded in connection with affected option grants, and any corresponding adjustments to our financial statements; further action by the Nasdaq Listing and Hearing Review Council relating to the continuation of the listing of Activision’s common stock on the Nasdaq market; the completion of remaining work in follow-up to the findings of the special sub-committee of independent directors established by the board of directors of the Activision in July 2006 to review the Activision’s historical stock option granting practices; the completion of work by Activision management and Activision’s auditors on the restatement of Activision’s financial statements in response to the special sub-committee’s findings; the completion and filing of overdue reports and amendments to previously filed reports with the SEC; the implementation, acceptance and effectiveness of the remedial measures recommended or adopted by the sub-committee, the board and the Activision; the outcome of the informal inquiry opened by the SEC in July 2006 and the derivative litigation filed in July 2006 against certain current and former directors and officers of the Activision relating to the Activision’s stock option granting practices, and the possibility that additional claims and proceedings will be commenced, including additional stockholder litigation, employee litigation, and additional action by the SEC and/or other regulatory agencies.  Other factors that could cause the Activision’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, without limitation, other litigation (unrelated to stock option granting practices), sales of the Activision’s titles, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, the Activision’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of the Activision’s products, adoption rate of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities, and the risks identified in the Activision’s most recent annual report on Form 10-K and quarterly report on Form 10-Q and recent reports on Form 8-K.  The forward-looking statements in this release are based upon information available to the Activision as of the date of this release, and the Activision assumes no obligations to update any such forward-looking statement.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations.

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